Exhibit 5.2

August 14, 2018

Apache Corporation

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Apache Corporation, a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-219345) (the “Initial Registration Statement” and, together with the Post-Effective Amendment, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of, among other securities, an indeterminate principal amount of the Company’s senior debt securities (the “Debt Securities”) to be issued pursuant to the Indenture, dated as of August 14, 2018 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association (the “Trustee”). We have been asked by the Company to render this opinion.

We have examined originals or copies of (i) the Registration Statement, (ii) the Indenture, (iii) the Certificate of Incorporation of the Company, as amended to date, (v) the Bylaws of the Company, as amended to date, (vi) certain resolutions adopted by the Board of Directors of the Company, and (vii) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed the due execution and delivery of the Indenture by a duly authorized officer of the Trustee, and that the Commission filing fee with respect to any Debt Securities sold pursuant to the Registration Statement will be paid at the appropriate time.

Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that with respect to any Debt Securities offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Offered Debt Securities have been duly authorized for issuance, (ii) the terms thereof and of their respective issue and sale have been duly established and (iii) the Offered Debt Securities have been duly executed by the Company and duly authenticated by the Trustee, upon the

Bracewell LLP	T: +1.713.223.2300 F: +1.800.404.3970 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770 bracewell.com

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Apache Corporation

August 14, 2018

issuance and delivery of the Offered Debt Securities as contemplated by the Registration Statement and upon receipt by the Company of the purchase price therefor, the Offered Debt Securities will be validly issued and legally binding obligations of the Company, entitled to the benefits of the Indenture.

The foregoing opinion is based on and limited to applicable New York law and the General Corporation Law of the State of Delaware, and we render no opinion with respect to the law of any other jurisdiction. The reference to the General Corporation Law of the State of Delaware in the preceding sentence includes the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

In addition to the limitations and qualifications set forth above, the enforceability of obligations of the Company under the Indenture and the Debt Securities is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company to perform covenants. Further, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy. Further, we express no opinion as to the validity, binding effect or enforceability of any provisions in the Indenture or the Debt Securities that require or relate to the payment of interest, fees or charges at a rate or in an amount that is in excess of legal limits or that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the heading “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Bracewell LLP

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